Exhibit 99.1

Deckers Brands Reports Second Quarter Fiscal 2018 Financial Results and Raises Guidance for Full Year Fiscal 2018

  Second quarter fiscal 2018 sales of $482.5 million and diluted earnings per share of $1.54
  Gross margin expanded 220 basis points in the quarter
  Fiscal 2018 sales now anticipated to increase between 1% to 2% over fiscal 2017 and adjusted earnings per share expected to be in the range of $4.15 to $4.30
  Share repurchase authorization increased to $400 million

GOLETA, Calif.--(BUSINESS WIRE)--October 26, 2017--Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced financial results for the second fiscal quarter ended September 30, 2017.

Throughout this release, references to Non-GAAP financial measures exclude the impact of certain restructuring and other charges. Additional information regarding these Non-GAAP financial measures is set forth under the heading "Non-GAAP Financial Measures" below.

“I am very pleased with the progress we have made, and continue to make, executing on our operating profit improvement plan. Our goal remains to achieve an incremental $100 million of operating profit by the end of our fiscal year 2020, and operating margins of at least 13% by focusing on full-priced selling, driving supply chain efficiencies, implementing process improvements, reducing indirect spend, and closing retail stores that do not meet our financial objectives,” said Dave Powers, President and Chief Executive Officer. “This quarter is yet another testament to the power of our transformation, as we generated a 220 basis point increase in gross margin and earnings per share that were ahead of expectations. As we head into the holiday selling season with a stronger product lineup and cleaner channel inventories compared to a year ago, we are confident that Deckers is well positioned to achieve our near- and medium-term financial targets and deliver increased shareholder value.”

“In light of our strong results and our confidence in the back half of the fiscal year, we are increasing our outlook for the year. In addition, I am pleased to announce that the board of directors has authorized a new $335 million share repurchase program. Combined with the $65 million remaining under our current authorization, we now have the ability to repurchase a total of $400 million worth of shares, or approximately 20% of our market capitalization. We intend to aggressively repurchase our shares to reward our long-term shareholders with accelerated EPS growth.”

Second Quarter Fiscal 2018 Financial Review

  Net sales declined 0.7% to $482.5 million compared to $485.9 million for the same period last year. On a constant currency basis, net sales decreased 0.3%.
  Gross margin was 46.7% compared to 44.5% for the same period last year.
  SG&A expenses were $157.8 million compared to $162.4 million for the same period last year. Non-GAAP SG&A expenses were $157.3 million.
  Operating income was $67.4 million compared to $54.0 million for the same period last year. Non-GAAP operating income was $67.8 million.
  Diluted earnings per share was $1.54 compared to $1.21 for the same period last year. Non-GAAP diluted earnings per share was $1.54.

Brand Summary

  UGG® brand net sales for the second quarter declined 2.9% to $400.4 million compared to $412.2 million for the same period last year.
  HOKA ONE ONE® brand net sales for the second quarter increased 34.4% to $40.6 million compared to $30.2 million for the same period last year.
  Teva® brand net sales for the second quarter increased 24.9% to $21.4 million compared to $17.1 million for the same period last year.
  Sanuk® brand net sales for the second quarter decreased 19.3% to $15.2 million compared to $18.9 million for the same period last year.

Channel Summary (included in the brand sales numbers above)

  Wholesale net sales for the second quarter declined 2.2% to $391.2 million compared to $399.9 million for the same period last year.
  DTC net sales for the second quarter increased 6.2% to $91.3 million compared to $86.0 million for the same period last year. DTC comparable sales for the second quarter increased 3.7% over the same period last year.

Geographic Summary (included in the brand and channel sales numbers above)

  Domestic net sales for the second quarter decreased 3.1% to $302.7 million compared to $312.2 million for the same period last year.
  International net sales for the second quarter increased 3.5% to $179.8 million compared to $173.7 million for the same period last year.

Balance Sheet (September 30, 2017 as compared to September 30, 2016)

  Cash and cash equivalents were $230.6 million compared to $110.0 million.
  Deckers had $165.3 million in outstanding borrowings compared to $310.4 million.
  Inventories decreased 3.9% to $555.6 million from $578.0 million.

Full Year Fiscal 2018 Outlook for the Twelve Month Period Ending March 31, 2018

Deckers now expects fiscal year 2018 results to be:

  Net sales are expected to be in the range of up approximately 1% to up 2% versus last year.
  Gross margin is expected to be approximately 47.5%.
  SG&A expenses as a percentage of sales are projected to be approximately 37%.
  Non-GAAP diluted earnings per share are expected to be in the range of $4.15 to $4.30. This excludes any charges that may occur from additional store closures, restructuring and other charges.
  The earnings per share guidance does not assume any future share repurchase.

Third Quarter Fiscal 2018 Outlook for the Three Month Period Ending December 31, 2017

  The Company expects third quarter fiscal 2018 net sales to be in the range of $735.0 million to $745.0 million.
  Non-GAAP diluted earnings per share are expected to be in the range of $3.65 to $3.75. This excludes any charges that may occur from additional store closures, restructuring and other charges.
  The earnings per share guidance does not assume any future share repurchase.

Non-GAAP Financial Measures

We present certain Non-GAAP financial measures in this press release, including constant currency, Non-GAAP SG&A expenses, Non-GAAP operating income and Non-GAAP diluted earnings per share, to provide information that may assist investors in understanding our financial results and assessing our prospects for future performance. We believe these Non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results, such as restructuring charges relating to retail store closures and office consolidations, and other charges relating to inventory write-downs, severance and asset impairments. In particular, we believe that the exclusion of certain costs and charges allows for a more meaningful comparison of our results from period to period. These Non-GAAP measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate our constant currency information, we calculate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and re-measurements in the condensed consolidated balance sheets. These Non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such Non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the financial measures to the most directly comparable GAAP measures has been provided under the heading “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the financial statement tables included below.

Conference Call Information

The Company’s conference call to review the results for the second quarter 2018 will be broadcast live today, Thursday, October 26, 2017 at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the “Investor Information” tab and then clicking on the microphone icon at the top of the page.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses and earnings per share, as well as statements regarding our cost savings initiatives, product and brand strategies, and marketing and distribution plans. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expect," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in our other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(Amounts in thousands, except for per share data)

	Three-month period ended		Six-month period ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$482,460	$485,944	$692,177	$660,337
Cost of sales	257,343	269,519	376,435	367,660
Gross profit	225,117	216,425	315,742	292,677

Selling, general and administrative expenses	157,762	162,402	304,643	316,973
Income (loss) from operations	67,355	54,023	11,099	(24,296)

Other expense, net	1,034	1,551	1,365	2,113
Income (loss) before income taxes	66,321	52,472	9,734	(26,409)

Income tax expense (benefit)	16,762	13,167	2,296	(6,796)
Net income (loss)	49,559	39,305	7,438	(19,613)

Other comprehensive income (loss), net of tax
Unrealized (loss) gain on foreign currency hedging	(911)	(890)	(4,683)	2,019
Foreign currency translation adjustment	2,968	(856)	4,518	2,843
Total other comprehensive income (loss)	2,057	(1,746)	(165)	4,862
Comprehensive income (loss)	$51,616	$37,559	$7,273	$(14,751)

Net income (loss) per share:
Basic	$1.55	$1.23	$0.23	$(0.61)
Diluted	$1.54	$1.21	$0.23	$(0.61)

Weighted-average common shares outstanding:
Basic	32,015	32,057	32,003	32,041
Diluted	32,272	32,422	32,256	32,041

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

DECKERS BRANDS - GAAP to Non-GAAP Reconciliation
For the Three Months Ended September 30, 2017 and September 30, 2016
(Amounts in thousands, except for per share data)
(Unaudited)

	Three-month period ended September 30, 2017
			Non-GAAP
	GAAP Measures		Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$482,460		$482,460
Cost of sales	257,343		257,343
Gross profit	225,117		225,117

Selling, general and administrative expenses	157,762	(464)	157,298
Income from operations	67,355	464	67,819

Other expense, net	1,034		1,034
Income before income taxes	66,321		66,785

Income tax expense	16,762		17,084
Net income	$49,559		$49,701

Net income per share:
Basic	$1.55		$1.55
Diluted	$1.54		$1.54

Weighted-average common shares outstanding:
Basic	32,015		32,015
Diluted	32,272		32,272

(1) Amounts as of September 30, 2017 reflect other charges related to organizational changes, the strategic review process and the contested annual meeting.
(2) The tax rate applied to the Non-GAAP measures is 25.6% for the fiscal quarter ended September 30, 2017.

	Three-month period ended September 30, 2016
			Non-GAAP
	GAAP Measures	Restructuring	Measures
	(As Reported)	Charges (1)	(Excluding Items) (2)
Net sales	$485,944		$485,944
Cost of sales	269,519		269,519
Gross profit	216,425		216,425

Selling, general and administrative expenses	162,402	(900)	161,502
Income from operations	54,023	900	54,923

Other expense, net	1,551		1,551
Income before income taxes	52,472		53,372

Income tax expense	13,167		13,394
Net income	$39,305		$39,978

Net income per share:
Basic	$1.23		$1.25
Diluted	$1.21		$1.23

Weighted-average common shares outstanding:
Basic	32,057		32,057
Diluted	32,422		32,422

(1) Amounts as of September 30, 2016 reflect charges related to restructuring costs as a result of retail store closures and office consolidations.
(2) The tax rate applied to the Non-GAAP measures is 25.1%, which is the same as the GAAP tax rate for the three-month period ended September 30, 2016.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

DECKERS BRANDS - GAAP to Non-GAAP Reconciliation
For the Six Months Ended September 30, 2017 and September 30, 2016
(Amounts in thousands, except for per share data)
(Unaudited)

	Six-month period ended September 30, 2017
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$692,177		$692,177
Cost of sales	376,435		376,435
Gross profit	315,742		315,742

Selling, general and administrative expenses	304,643	(2,408)	302,235
Income from operations	11,099	2,408	13,507

Other expense, net	1,365		1,365
Income before income taxes	9,734		12,142

Income tax expense	2,296		3,357
Net income	$7,438		$8,785

Net income per share:
Basic	$0.23		$0.27
Diluted	$0.23		$0.27

Weighted-average common shares outstanding:
Basic	32,003		32,003
Diluted	32,256		32,256

(1) Amounts as of September 30, 2017 reflect other charges related to organizational changes, the strategic review process and the contested annual meeting.
(2) The tax rate applied to the Non-GAAP measures is 27.6% for the six months ended September 30, 2017.

	Six-month period ended September 30, 2016
			Non-GAAP
	GAAP Measures	Restructuring	Measures
	(As Reported)	Charges (1)	(Excluding Items) (2)
Net sales	$660,337		$660,337
Cost of sales	367,660		367,660
Gross profit	292,677		292,677

Selling, general and administrative expenses	316,973	(2,632)	314,341
Loss from operations	(24,296)	2,632	(21,664)

Other expense, net	2,113		2,113
Loss before income taxes	(26,409)		(23,777)

Income tax benefit	(6,796)		(6,118)
Net loss	$(19,613)		$(17,659)

Net loss per share:
Basic	$(0.61)		$(0.55)
Diluted	$(0.61)		$(0.55)

Weighted-average common shares outstanding:
Basic	32,041		32,041
Diluted	32,041		32,041

(1) Amounts as of September 30, 2016 reflect charges related to restructuring costs as a result of retail store closures and office consolidations.
(2) The tax rate applied to the Non-GAAP measures is 25.7%, which is the same as the GAAP tax rate for the six-month period ended September 30, 2016.

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30,	March 31,
Assets	2017	2017

Current assets:
Cash and cash equivalents	$230,586	$291,764
Trade accounts receivable, net	306,573	158,643
Inventories, net	555,560	298,851
Other current assets	60,192	71,563
Total current assets	1,152,911	820,821

Property and equipment, net	216,980	225,531
Other noncurrent assets	150,397	145,428

Total assets	$1,520,288	$1,191,780

Liabilities and Stockholders' Equity

Current liabilities:
Short-term borrowings	$133,474	$549
Trade accounts payable	244,846	95,893
Other current liabilities	95,727	62,609
Total current liabilities	474,047	159,051

Long-term liabilities:
Mortgage payable	31,803	32,082
Other liabilities	45,612	46,392
Total long-term liabilities	77,415	78,474

Total stockholders' equity	968,826	954,255

Total liabilities and stockholders' equity	$1,520,288	$1,191,780

CONTACT:
Deckers Brands
Investor Contact:
Steve Fasching | VP, Strategy & Investor Relations
805.967.7611